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EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent the incorporation by reference in the Registration Statement No. 333-92971 on Form S-8 of our report of independent certified public accountants dated January 7, 2000 on the balance sheets of Phoenix Resources Technologies, Inc. as of October 31, 1999 and 1998 and the related statements of operations and comprehensive income, change in shareholders' equity and cash flows for each of the two years then ended, which report appears in the 1999 Annual Report on Form 10-KSB of Phoenix Resources Technologies, Inc.

                                   /s/ S.W. Hatfield, C.P.A.
                                   S.W. Hatfield CPA

Dallas, Texas
February 7, 2000